Exhibit 1.1

EXECUTION VERSION

ATMOS ENERGY CORPORATION

7,008,087 Shares of Common Stock

Underwriting Agreement

November 28, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Ladies and Gentlemen:

Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), confirms its agreement with the several underwriters listed in Schedule I hereto (the “Underwriters”), in connection with (a) the issuance and sale of an aggregate of 5,390,836 shares of common stock, no par value, of the Company (the “Common Stock”) to the Underwriters as set forth in Schedule I hereto under the heading “Number of Company Firm Shares To Be Purchased” (the “Company Firm Shares”); (b) subject to Section 12 hereof, the sale (the “Forward Sale”) by Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, of the respective number of shares of the Company’s Common Stock, to be sold by them as set forth under the headings “Number of Forward Underwritten Shares to be Purchased from Goldman” and “Number of Forward Underwritten Shares to be Purchased from BAML,” respectively, on Schedule I hereto (collectively, the “Forward Underwritten Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Underwritten Shares sold to each of them by the respective Forward Sellers as set forth under such headings in such Schedule and (c) the grant by the Company to the several Underwriters of the option described in Section 2(c)(iii) hereof to purchase all or any portion of an additional 1,051,213 shares of Common Stock solely to cover over-allotments, if any (the “Option Shares”).

In connection with the Forward Sale, each of Goldman Sachs & Co. LLC and Bank of America, N.A., in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), has entered into a confirmation of forward sale, dated November 28, 2018 (collectively, the “Forward Sale Agreements”), with the Company, relating to the forward sale by the Company, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements), and the purchase by each respective Forward Purchaser, acting severally and not jointly, of the number of shares of Common Stock set forth opposite such Forward Purchaser’s (or its affiliate’s) name under the heading “Number of Shares to be Purchased” on Schedule II hereto.

The Company Firm Shares, the Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.” Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 2(c)(iii) hereof upon exercise of the option described in Section 2(c)(iii) hereof are herein referred to as the “Forward Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2(c)(v) hereof upon exercise of such option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares.” The Company Firm Shares, the Company Top-Up Underwritten Shares and the Company Option Shares are hereinafter collectively referred to as the “Primary Shares.” The Forward Underwritten Shares and the Forward Option Shares are hereinafter collectively referred to as the “Forward Shares.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.” This underwriting agreement (this “Agreement”), the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined herein) are hereinafter collectively referred to as the “Transaction Documents.”

Each of the Company, the Forward Purchasers and the Forward Sellers hereby confirm their respective agreements with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations (“Rules and Regulations”) of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-228342), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used in this Agreement:

(a)    “Applicable Time” means 6:45 P.M., New York City time, on November 28, 2018;

(b)    “Effective Date” means any date as of which any part of the Registration Statement became effective under the Securities Act in accordance with the Rules and Regulations;

(c)    “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by its being so specified in Annex A to this Agreement;

(d)    “Issuer Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(e)    “Preliminary Prospectus” means the base prospectus included in the Registration Statement together with any preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act;

(f)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus dated November 28, 2018 together with any General Use Issuer Free Writing Prospectus filed or used by or on behalf of the Company on or before the Applicable Time as permitted by this Agreement and the information, if any, included on Exhibit E hereto; and

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(g)    “Prospectus” means the base prospectus included in the Registration Statement together with the final prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the base prospectus included in the Registration Statement, together with the latest preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

2.    Purchase of the Shares by the Underwriters and Forward Sale.

(a)    The Company agrees to issue and sell the Company Firm Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Company Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto at a price per share of $91.7731 (the “Purchase Price”).

(b)    The Company understands that the Underwriters intend to make a public offering of the Company Firm Shares and the Forward Underwritten Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Company Firm Shares and the Forward Underwritten Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Company Firm Shares and the Forward Underwritten Shares to or through any affiliate of an Underwriter.

(c)    On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i)    each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Purchase Price, that number of Forward Underwritten Shares set forth on Schedule I opposite the name of such Underwriter in the column pertaining to such Forward Seller;

(ii)    the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine);

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(iii)    the Company hereby grants to the Underwriters the right to purchase at their election up to 1,051,213 Option Shares, solely to cover over-allotments, if any, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Underwriters to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Underwriting Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Underwriters but in no event earlier than the Initial Closing Date (as defined herein) or, unless the Underwriters and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Exhibit A between the Company and such Forward Seller (as a Forward Purchaser) or its affiliated Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Shares set forth in such Option Notice as the number of shares of Common Stock set forth on Schedule II hereto opposite the name of such Forward Purchaser bears to the total number of shares of Common Stock on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine). Upon the Company’s execution and delivery to the Forward Sellers of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Option Purchase Price, a number of Forward Option Shares that bears the same proportion to the total number of Forward Option Shares underlying the Additional Forward Sale Agreement as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine);

(iv)    the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Company Top-Up Option Shares, if any, that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine); and

(v)    if the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to clause (c)(iii) above, then the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered that bears the same proportion to the total number of such Option

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Shares as the number of Forward Underwritten Shares set forth on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such Schedule (subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion may determine).

(d)    If with respect to the Forward Underwritten Shares underlying any Forward Sale Agreement (i) any of the conditions to effectiveness of such Forward Sale Agreement set forth therein have not been satisfied at the Initial Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to the Initial Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Initial Closing Date (clauses (i) through (iii) of this Section 2(d), together, the “Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Underwritten Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Initial Closing Date, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement the full number of shares of Common Stock equal to the number of Forward Underwritten Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at the Initial Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(e)    If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(c)(iii) hereof, and if with respect to the Forward Option Shares underlying such Additional Forward Sale Agreement (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(e), together, the “Additional Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) on or prior to 9:00 a.m. New York City time on the Option Closing Date, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement the full number of shares of Common Stock equal to the number of Forward Option Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at such Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee, which, for the avoidance of doubt, may be zero.

(f)    If a Forward Seller elects pursuant to Section 2(d) or 2(e) hereof (in the event that the Forward Purchasers have entered into Additional Forward Sale Agreements with the Company pursuant to Section 2(a)(iii) hereof) not to borrow and deliver for sale to the Underwriters at the applicable Closing Date the total number of Forward Underwritten Shares or Forward Option Shares, respectively, otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date.

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(g)    Payment for the Firm Shares to be sold hereunder shall be made to the applicable Forward Seller, in the case of the Forward Underwritten Shares, and to the Company, in the case of the Company Firm Shares and any Company Top-Up Underwritten Shares, by wire transfer in immediately available funds to the account specified by the applicable Forward Seller to the Underwriters, in the case of the Forward Underwritten Shares, and to the account specified by the Company to the Underwriters, in the case of the Company Firm Shares and any Company Top-Up Underwritten Shares, at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on December 3, 2018 or at such other time on the same or such other day as shall be agreed upon by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, or as may be established in accordance with Section 11 hereof. The hour and date of such delivery and payment are herein called the “Initial Closing Date.”

Payment for the Firm Shares to be purchased on the Initial Closing Date shall be made against delivery of the Forward Underwritten Shares (by the Forward Sellers) and the Company Firm Shares and any Company Top-Up Underwritten Shares (by the Company) to the Underwriters for their respective accounts on the Initial Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

(h)    Payment for the Option Shares to be sold hereunder shall be made to the Forward Sellers, in the case of the Forward Option Shares, and to the Company, in the case of the Company Option Shares and any Company Top-Up Option Shares, by wire transfer in immediately available funds to the account specified by the applicable Forward Seller to the Underwriters, in the case of the Forward Option Shares, and to the account specified by the Company to the Underwriters, in the case of the Company Option Shares and any Company Top-Up Option Shares at such time, place and date as specified by the Underwriters in the Option Notice (if not the Initial Closing Date, the “Option Closing Date”). Each of the Initial Closing Date and any Option Closing Date shall be referred to herein as a “Closing Date.”

Payment for the Option Shares shall be made against delivery of the Forward Option Shares (by the Forward Sellers) and the Company Option Shares and any Company Top-Up Option Shares (by the Company) to the Underwriters for their respective accounts on the Option Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

(i)    The Company acknowledges and agrees that the Underwriters, the Forward Sellers and the Forward Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the issuance, sale and offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Sellers and the Forward Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Sellers and the Forward Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Sellers and the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Sellers and the Forward Purchasers and shall not be on behalf of the Company.

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3.    Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, Forward Sellers and Forward Purchasers that:

(a)    The Registration Statement (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of the Registration Statement have been delivered by the Company to the Underwriters, Forward Sellers and Forward Purchasers.

(b)    The Commission has not issued any stop order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)    At the time of filing the Registration Statement and, if applicable, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any such time. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to each Closing Date.

(d)    The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each Closing Date and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects, to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)    The Registration Statement did not, as of the Effective Date, and will not, at each Closing Date as it then may be amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser specifically for inclusion therein, which information is specified in Section 8(b).

(f)    The Prospectus will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser specifically for inclusion therein, which information is specified in Section 8(b).

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(g)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(h)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser specifically for inclusion therein, which information is specified in Section 8(b).

(i)    Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. Each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(l)    Each “significant subsidiary” (as such term is defined in Rule 405 of the Securities Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”), if any, (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has corporate or limited liability company power and authority, as applicable, to own, lease

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and operate its properties and to conduct its business as described in the most recent Preliminary Prospectus and (c) is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (b) and (c) where the failure to have such power and authority or to so qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule III, and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule IV.

(m)    The authorized, issued and outstanding capital stock of the Company is as set forth in the most recent Preliminary Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in the most recent Preliminary Prospectus and the Prospectus or pursuant to the exercise of options or share unit awards, each referred to in the most recent Preliminary Prospectus and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n)    All of the issued and outstanding capital stock or limited liability company membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(o)    The Primary Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Primary Shares is not subject to any preemptive or similar rights. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(p)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly and validly authorized, executed and delivered by the Company.

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(q)    Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and (i) the execution, delivery and performance of this Agreement, the Forward Sale Agreement, any Additional Forward Sale Agreements, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the consummation of the transactions contemplated in each of the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and (ii) compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and any of the subsidiaries and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter, bylaws or other organizational documents of the Company or any subsidiary or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except, with respect to (z), as would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right, whether with or without giving of notice or passage of time or both, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(r)    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(s)    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of its obligations hereunder.

(t)    The Company and each of its Subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them the absence of which would have a Material Adverse Effect, and neither the Company nor any of its

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subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy would result in a Material Adverse Effect.

(u)    There have been issued and, at the Applicable Time and each Closing Date, there shall be in full force and effect orders or authorizations of the regulatory authorities of the states of Colorado, Kentucky and Virginia authorizing the issuance and sale of the Shares on terms herein set forth or contemplated, and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, the Forward Sale Agreements, and any Additional Forward Sale Agreements, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, Forward Sellers and Forward Purchasers.

(v)    The Company and its subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

(w)    There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement who have not properly waived such rights in connection with the securities registered pursuant to the Registration Statement and in connection with this offering of Shares.

(x)    The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the most recent Preliminary Prospectus or (b) would not singly or in the aggregate have a Material Adverse Effect. All of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries holds properties described in the most recent Preliminary Prospectus are in full force and effect, except as would not result in a Material Adverse Effect.

(y)    The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

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(z)    The financial statements of the Company included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus with respect to the Company, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects in accordance with GAAP, the financial information set forth therein. The selected financial data and the summary financial information included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company.

(aa)    Ernst & Young LLP, who have audited financial statements and supporting schedules of the Company and its consolidated subsidiaries incorporated by reference in the most recent Preliminary Prospectus and in the Registration Statement, whose report is incorporated by reference in the most recent Preliminary Prospectus and in the Registration Statement, who have audited the Company’s internal control over financial reporting and who have delivered the initial letter referred to in Section 6(f) hereof, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(bb)    The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)    The Company and each of its subsidiaries are not, and as a result of and after giving effect to the transactions contemplated by the Transaction Documents, including, without limitation, (i) the issuance, sale and delivery of the Primary Shares and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds therefrom upon such settlement, in each case, as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(dd)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (c) the fair market value of the assets under each Plan exceeds the actuarial present value of the benefits accrued under such Plan (determined based on those assumptions used to

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fund such Plan) except where failure to do so would not have a Material Adverse Effect, and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) that would result in a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a Material Adverse Effect.

(ee)    The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

(ff)    The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had, and the Company does not have any knowledge of any tax deficiency that would have, a Material Adverse Effect.

(gg)    The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(hh)    Except as would not result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, except as disclosed in the Preliminary Prospectus.

(ii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any

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material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in the reports the Company files, furnishes, submits or otherwise provides to the Commission under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities in such a manner as to allow timely decisions regarding the required disclosure; such disclosure controls and procedures are effective.

(jj)    The Company has not distributed and, prior to the latest to occur of the applicable Closing Date or completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 3(j) or 4(c).

(kk)    Any certificate signed by any officer of the Company and delivered to the Underwriters, the Forward Sellers, the Forward Purchasers or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Underwriter, Forward Seller and Forward Purchaser, as the case may be.

(ll)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S.

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Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries have any operations or transact any business outside of the United States. All of the proceeds from the offering will be used in the United States.

(oo)    Except as disclosed in the Pricing Disclosure Package, (x)(i) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

4.    Representations and Warranties of the Forward Sellers. Each Forward Seller represents and warrants to each Underwriter as of the date hereof and as of the applicable Closing Date as follows:

(a)    This Underwriting Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the applicable Closing Date, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Underwritten Shares or the Forward Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Underwritten Shares or such Forward Option Shares hereunder.

(b)    The Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been, and any Additional Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement or such Additional Forward Sale Agreement, as the case may be, by the Company, each of such Forward Sale Agreement and such Additional Forward Sale Agreement will constitute a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    Such Forward Seller, at the applicable Closing Date, will have the free and unqualified right to transfer the number of Forward Underwritten Shares or Forward Option Shares, as the case may

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be, that it is required to deliver to the extent that it is required to transfer such Forward Underwritten Shares or Forward Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Underwritten Shares or Forward Option Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Underwritten Shares or Forward Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.

(b)    Delivery of Copies. The Company will deliver, without charge, to the Underwriters, the Forward Sellers and the Forward Purchasers, such number of the following documents as the Underwriters, the Forward Sellers and the Forward Purchasers, as the case may be, shall reasonably request (i) copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) during the Prospectus Delivery Period (as defined below), copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriters, the Forward Sellers, the Forward Purchasers and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters, the Forward Sellers or the Forward Purchasers reasonably object.

(d)    Notice to the Underwriters, the Forward Sellers and the Forward Purchasers. The Company will advise the Underwriters, the Forward Sellers and the Forward Purchasers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the

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receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Sellers and the Forward Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and such dealers as the Underwriters may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, and (2) if at any time prior to each Closing Date, (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Sellers and the Forward Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in

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securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than (A) the Primary Shares to be sold hereunder, if any, and any shares of Common Stock that may be issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements; (B) any shares of Stock issued upon the exercise of options granted under Company Stock Plans or upon the vesting of restricted stock units granted under Company Stock Plans and the Company’s Retirement Savings Plan and Trust; (C) the grant of restricted stock unit awards under Company Stock Plans; and (D) the issuance of shares of Stock pursuant to the Company’s Direct Stock Purchase Plan. For the purposes of this Agreement, “Company Stock Plans” means any stock option plans or other equity incentive plans of the Company and its subsidiaries as such plans are in effect on the date of this Agreement.

(h)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Primary Shares and the sale of any shares of Common Stock issued and sold pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(i)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)    Reports. During the Prospectus Delivery Period, the Company will furnish to the Underwriters, the Forward Sellers and Forward Purchasers as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters, the Forward Sellers and Forward Purchasers to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

6.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A

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or prepared pursuant to Section 3(j) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7.    Conditions of Underwriters’ and Forward Sellers’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares and the obligation of the Forward Sellers to deliver and sell the Forward Shares, as the case may be, on the date hereof and on each Closing Date as provided herein are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, the Forward Sellers and the Forward Purchasers.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on the date hereof and as of each Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities of the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications for its rating of any such debt securities.

(d)    No Material Adverse Change. There has not been any change, or any development known to the Company involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is, in the judgment of the Underwriters, the Forward Sellers or the Forward Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on each Closing Date on the terms and in the manner contemplated in the Prospectus.

(e)    Forward Sale Agreements. The Forward Sale Agreements shall be in full force and effect at the Initial Closing Date and any Additional Forward Sale Agreements shall be in full force and effect at the related Option Closing Date.

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(f)    Officer’s Certificate. The Underwriters, the Forward Sellers and the Forward Purchasers shall have received on the date hereof and as of each Closing Date a certificate of the chief executive officer or chief financial officer of the Company stating that:

i.    the representations, warranties and agreements of the Company in this Agreement are true and correct, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date;

ii.    no stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares have been instituted or, to the knowledge of such officer, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

iii.    there has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(g)    Comfort Letters. On the date of this Agreement and on each Closing Date, Ernst & Young LLP shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers. containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on each Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(h)    Opinion and 10b-5 Statement of Outside Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers, at the request of the Company, their written opinion and 10b-5 statement, dated as of each Closing Date and addressed to the Underwriters, the Forward Sellers and the Forward Purchasers in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers.

(i)    Opinion and 10b-5 Statement of In-house Counsel for the Company. The General Counsel of the Company shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers, at the request of the Company, his or her written opinion and 10b-5 statement, dated as of each Closing Date and addressed to the Underwriters, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, to the effect set forth in Exhibit B hereto.

(j)    Opinion of Virginia Counsel for the Company. Hunton Andrews Kurth LLP, as Virginia counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers, at the request of the Company, their written opinion, dated as of each Closing Date and addressed to the Underwriters, the Forward Sellers and the Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, to the effect set forth in Exhibit C hereto.

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(k)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters, the Forward Sellers and the Forward Purchasers shall have received on and as of each Closing Date an opinion and 10b-5 statement of Shearman & Sterling LLP, counsel for the Underwriters, with respect to such matters as the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Closing Date, prevent the issuance or sale of the Shares.

(m)    Good Standing. The Underwriters, the Forward Sellers and the Forward Purchasers shall have received on and as of each Closing Date satisfactory evidence of the good standing of the Company in its jurisdictions of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)    Exchange Listing. The Primary Shares to be delivered on the applicable Closing Date, and the maximum number of shares of Common Stock issuable and deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(o)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on each Closing Date.

(p)    Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Underwriters, the Forward Sellers and the Forward Purchasers such further certificates and documents as the Underwriters, the Forward Sellers or the Forward Purchasers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. If any of the conditions specified in this Section 7 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Underwriters, the Forward Sellers or the Forward Purchasers at any time on or prior to the applicable Closing Date upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Section 13 and in Section 15 hereof.

8.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters, the Forward Sellers and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser, and its respective affiliates, directors, officers and employees and each person, if any, who controls such Underwriter, Forward Seller or Forward Purchaser within the meaning of Section 15 of

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the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, Forward Seller or Forward Purchaser furnished to the Company in writing through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Forward Seller and each Forward Purchaser, and its respective directors, its officers, its affiliates, its employees and each person, if any, who controls the Company, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished through the Underwriters by or on behalf of any Underwriter, Forward Seller or Forward Purchaser consists of the following information in the Prospectus: the 4th paragraph in the section “Underwriting (Conflicts of Interest)” and the 2nd paragraph under the heading “Price Stabilization and Short Positions” in the section “Underwriting (Conflicts of Interest).”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be

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counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or other Indemnified Persons; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel and except as described in the preceding sentence) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, Forward Seller or Forward Purchaser, its respective affiliates, directors and officers and any control persons of such Underwriter, Forward Seller or Forward Purchaser shall be designated in writing by the Underwriters, Forward Sellers or Forward Purchasers, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, Forward Sellers and Forward Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as the

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case may be)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreements and any Additional Forward Sale Agreements) received by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, Forward Sellers, and Forward Purchasers and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission . No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (e) of this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.    Termination. The obligations of the Underwriters, the Forward Sellers and the Forward Purchasers hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Shares if subsequent to the execution and delivery of this Agreement there shall have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York, Texas or Virginia authorities or there shall have occurred any material disruption in commercial banking, securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities

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after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of each of the foregoing subsections (i) through (iv), as to make it, in the judgment of the Underwriters, the Forward Sellers and the Forward Purchasers, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Shares being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

11.    Defaulting Underwriter.

(a)    If, on any Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the applicable Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the applicable Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the applicable Closing Date exceeds one-eleventh of the aggregate number of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

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12.    Company Top-Up Shares.

(a)    If in respect of any Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(c)(iii) hereof, all the Additional Conditions are not satisfied on or prior to the related Option Closing Date, if any, as the case may be, and the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement and/or Additional Forward Sale Agreement, as applicable, elects, pursuant to Section 2(d) or 2(e) hereof, as the case may be, not to deliver the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement the full number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2(c)(ii) or 2(c)(iv) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the Initial Closing Date or the related Option Closing Date, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12 in lieu of Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a) in lieu of Forward Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)    No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Forward Shares underlying its Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Forward Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the related Option Closing Date, in the case of Forward Option Shares, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, and in the case of (i), (ii) or (iii), such Forward Seller elects, pursuant to Section 2(d) or 2(e) hereof, as the case may be, not to deliver and sell to the Underwriters the Forward Underwritten Shares or the Forward Option Shares, as applicable, (or a portion thereof) otherwise deliverable by such Forward Seller.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid upon demand all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of

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the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriters, the Forward Sellers or the Forward Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (ix) all expenses and application fees related to the listing of the Shares (including the maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise) on the New York Stock Exchange.

(b)    If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c)    Except as otherwise expressly provided in Section 8 of this Agreement and this Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters, the Forward Sellers and the Forward Purchasers contained in this Agreement or made by or on behalf of the Company or the Underwriters, the Forward Sellers or the Forward Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters, the Forward Sellers or the Forward Purchasers.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

27

17.    Miscellaneous.

(a)    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Christine Roemer, Facsimile No. (415) 835-2514, and to Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention: Equity Syndicate Department, Facsimile No. (212) 214-5918, e-mail: CorporateDerivativeNotifications@wellsfargo.com. Notices to the Forward Purchasers shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, and to Bank of America N.A. c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Christine Roemer, Facsimile No. (646) 855-3703. Notices to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (972) 855-3080).

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

28

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
Name: Daniel M. Meziere
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ La Vonda Williams
Name:	La Vonda Williams
Title:	Vice President

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Dunne
Name:	Michael Dunne
Title:	Managing Director

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC
in its capacity as a Forward Seller

By:	/s/ La Vonda Williams
Name:	La Vonda Williams
Title:	Vice President

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
in its capacity as a Forward Seller

By:	/s/ Michael Dunne
Name:	Michael Dunne
Title:	Managing Director

[Signature Page to Underwriting Agreement]

BANK OF AMERICA, N.A.
in its capacity as a Forward Purchaser

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC
in its capacity as a Forward Purchaser

By:	/s/ La Vonda Williams
Name:	La Vonda Williams
Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Atmos Energy Corporation

Common Stock, No Par Value

Names of Underwriters	Number of Company Firm Shares be Purchased from Company	Number of Forward Underwritten Shares to be Purchased from Goldman	Number of Forward Underwritten Shares to be Purchased from BAML
Goldman Sachs & Co. LLC	2,156,334	323,450	323,450
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,886,793	283,019	283,019
Wells Fargo Securities, LLC	1,347,709	202,157	202,156

Total	5,390,836	808,626	808,625

Schedule I - 1

Schedule II

Names of Forward Purchasers	Number of Shares to be Purchased
Goldman Sachs & Co. LLC	808,626
Bank of America N.A.	808,625

Total	1,617,251

Schedule II - 1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

None.

Schedule III - 1

SCHEDULE IV

LIST OF ALL SUBSIDIARIES

Atmos Energy Holdings, Inc.

Atmos Energy Louisiana Industrial Gas, LLC

Atmos Energy Services, LLC

Atmos Exploration and Production, Inc.

Atmos Gathering Company, LLC

Atmos Pipeline and Storage, LLC

Atmos Power Systems, Inc.

Blue Flame Insurance Services, LTD

Egasco, LLC

Fort Necessity Gas Storage, LLC

Phoenix Gas Gathering Company

Trans Louisiana Gas Pipeline, Inc.

Trans Louisiana Gas Storage, Inc.

UCG Storage, Inc.

WKG Storage, Inc.

Schedule IV - 1

ANNEX A

Pricing Disclosure Package

None.

Annex A - 1

EXHIBIT A

Form of Additional Confirmation – Atmos Block Forward

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: (212) 902-1000][BANK OF AMERICA, N.A. | ONE BRYANT PARK | NEW YORK, NEW YORK 10036 | TEL: (646) 855-5000]1

Opening Transaction

To:	Atmos Energy Corporation 1800 Three Lincoln Centre 5430 LBJ Freeway Dallas, Texas 75240

From:	[Goldman Sachs & Co. LLC][Bank of America, N.A.]

Re:	Issuer Share Forward Sale Transaction

Ref. No:	[Insert Reference Number]

Date:	[________], 2018

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Goldman Sachs & Co. LLC][Bank of America, N.A.] (“Dealer”) and Atmos Energy Corporation (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Re:

This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or any of its Affiliates and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise

[1]	Insert for relevant Dealer.

Exhibit A-1

governed by, such existing or deemed ISDA Master Agreement, and the occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or the Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement. Notwithstanding anything to the contrary in any other agreement between the parties or their Affiliates, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties or their Affiliates. In the event of any inconsistency among the Agreement, this Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; and (iii) the Agreement. For the purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

Re:	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[______], 2018.[2]

Effective Date:	[______], 2018[3] (the “Scheduled Effective Date”), or such later date on which the conditions set forth in Section 3 of this Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer.

Seller:	Counterparty.

Maturity Date:	March 31, 2020 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “ATO”).

Number of Shares:	Initially, (x) if no Initial Hedging Disruption (as defined below) occurs, [_______][4] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD.

Exchange:	The New York Stock Exchange.

Related Exchange:	All Exchanges.

[2]

Insert date the Underwriters (as defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.

[3]	Insert the Option Closing Date (as defined in the Underwriting Agreement) for the Forward Option Shares (as defined in the Underwriting Agreement) to which this Confirmation relates.
[4]

Insert the number of Forward Option Shares (as defined in the Underwriting Agreement) to be sold by the relevant Dealer to the Underwriters (as defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.

Exhibit A-2

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price:	On the Effective Date, USD[__________][5], and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date on or after the Effective Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, the USD-Federal Funds Rate minus the Spread.

Spread:	0.75%.

USD-Federal Funds Rate:	For any day, the rate set forth for the Currency Business Day immediately preceding such day opposite the caption “Federal funds”, as such rate is displayed on the page “FEDL01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Dates:	Each as separately agreed in writing between Dealer and Counterparty.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, an amount separately agreed in writing between Dealer and Counterparty.

Valuation:

Valuation Date:	For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market to unwind its commercially reasonable hedge position in a commercially reasonable manner in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

[5]	To be the public offering price minus the underwriting discount for the Forward Option Shares (as defined in the Underwriting Agreement).

Exhibit A-3

Settlement Terms:

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Notice:	Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares as of the Maturity Date (provided that if the Maturity Date occurs during the period from, and including, the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement to, and including, the related Relevant Settlement Date, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number

Exhibit A-4

of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)

to all of the Settlement Shares designated in such Settlement Notice if, at any time from, and including, the date such Settlement Notice is received by Dealer to, and including the related First Unwind Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below USD[__][6] (the “Threshold Price”) or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of (i) the portion of the Transaction represented by such Settlement Shares and (ii) the portion of the “Transaction” represented by any “Settlement Shares,” each as defined under the confirmation dated as of [__], 2018[7] between Dealer and Counterparty relating to a substantially identical forward transaction with respect to [__][8] Shares (the “Base Confirmation”) and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on the advice of counsel, would not raise material risks under applicable securities laws, other than as a result of activities by Dealer unrelated to any Transaction or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as

[6]	To be 50% of the initial Forward Price
[7]	Insert date of Base Confirmation.
[8]	Insert Number of Shares for the relevant Dealer in the Base Confirmation.

Exhibit A-5

determined by the Calculation Agent in a good faith and commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred, in which case the provisions set forth below in the third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty.

Settlement Method Election Date:	With respect to any Settlement, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Physical Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Physical Settlement Date:	The Valuation Date.

Net Share Settlement:	On the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Exhibit A-6

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, the weighted average of the Forward Prices on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent in a commercially reasonable manner), minus a commercially reasonable commission related to Dealer’s purchase of shares in connection with the unwind of its commercially reasonable hedge position.

Settlement Price:	For any Cash Settlement or Net Share Settlement, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) in a commercially reasonable manner at prevailing market prices during the Unwind Period relating to such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent in a commercially reasonable manner).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period for purposes of unwinding its commercially reasonable hedge shall be at Dealer’s sole discretion, provided that Dealer shall act in a commercially reasonable manner when determining the times and prices at which to purchase Shares during any Unwind Period and the prices shall reflect prevailing market prices at the time of the purchase. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable judgment and based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement, the Physical Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and

Exhibit A-7

9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to the Transaction.

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter).

Regular Dividend Amount:	For each calendar quarter, an amount separately agreed in writing between Dealer and Counterparty.

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change

Exhibit A-8

in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date; (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof; and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof; and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	25 basis points per annum.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Exhibit A-9

Maximum Stock Loan Rate:	200 basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) following the occurrence of a (1) Hedging Event, (2) the declaration by Issuer of an Extraordinary Dividend, or (3) an ISDA Event or (y) if an Excess Section 13 Ownership Position, an NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, other than as set forth in the third immediately following paragraph, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement, or to designate more than one Early Valuation Date, each such Early Valuation Date relating to a number of Settlement Shares designated by Dealer.

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date; provided that Dealer may designate more than one Early Valuation Date, each such Early Valuation Date relating to a portion of the Remaining Shares designated by Dealer.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate in a commercially reasonable manner to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

Exhibit A-10

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:	For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of the Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements

Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Transfer:

Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or in part, to an affiliate of Dealer [whose obligation is guaranteed by The

Exhibit A-11

Goldman Sachs Group, Inc.][9] without the consent of Counterparty; provided that (1)(a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer, and (d) the senior unsecured debt rating (the “Credit Rating”) of such affiliate (or any guarantor of its obligations under the Transaction) is equal to or greater than the Credit Rating of Dealer or its Credit Support Provider as specified by Standard and Poor’s Rating Services or Moody’s Investor Service, Inc., at the time of such assignment or transfer. In connection with any assignment or transfer pursuant to the immediately preceding sentence, the assignee or transferee shall deliver to Counterparty a properly executed IRS Form W-9 or Form W-8 (together with all necessary attachments) establishing an exemption from backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”). For the avoidance of doubt, any such guarantee shall not be a Credit Support Document hereunder, and any such guarantor shall not be a Credit Support Provider hereunder.

Calculation Agent:	Dealer. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment Instructions:	To be provided by Counterparty.

[9]	Insert for GS.

Exhibit A-12

Dealer Payment Instructions:	[JPMorgan Chase Bank, NY

For A/C Goldman Sachs & Co. LLC

A/C #930-1-011483

ABA: 021-000021]

[Bank of America, N.A.

New York, NY

SWIFT: BOFAUS3N

Bank Routing: 026-009-593

Account Name: Bank of America

Account No. : 0012334-61892] 10

Counterparty’s Contact Details

for Purpose of Giving Notice:	To be provided by Counterparty.

Dealer’s Contact Details

for Purpose of Giving Notice:	[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Daniel Josephs

Telephone: 212-902-8193

Facsimile: 917-977-3943

Email: daniel.josephs@gs.com

And email notification to the following address:

Eq-derivs-notifications@am.ibd.gs.com]

[Bank of America, N.A.

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attn: Robert Stewart, Assistant General Counsel

Telephone: 646-855-0711

Facsimile: 646-822-5618

Email: rstewart4@bankofamerica.com

With a copy to:

Bank of America, N.A.

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attn: Rohan Handa, Vice President

Telephone: 646-855-8654

Facsimile: 212-235-8325

Email: rohan.handa@baml.com]11

[10]	Insert for relevant Dealer.
[11]	Insert for relevant Dealer.

Exhibit A-13

Re:	Effectiveness.

The effectiveness of this Confirmation and the Transaction shall be subject to satisfaction (or waiver by Dealer) of the following conditions:

Re:

the representations and warranties of Counterparty contained in the Underwriting Agreement dated [__][12] among Counterparty, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

Re:	Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

Re:	all of the conditions set forth in Section 5 of the Underwriting Agreement shall have been satisfied;

Re:	the Option Closing Date (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement;

Re:

all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct as of such earlier date in all material respects;

Re:

Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof; and

Re:

Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Dealer) and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable.

Dealer shall use commercially reasonable means to establish its commercially reasonable hedge position. However, notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m., New York City time, on the date the Option Closing Date (as defined in the Underwriting Agreement) is scheduled to occur, Dealer, in its good faith and commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than the Maximum Stock Loan Rate with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares Dealer may borrow at a cost of not more than the Maximum Stock Loan Rate (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

Re:

Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into the Transaction hereunder as principal and not for the benefit of any third party.

Re:

Additional Representations and Warranties of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

Re:

without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC

[12]	Insert date of the Underwriting Agreement.

Exhibit A-14

Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

Re:

it will not take any action or refrain from taking any action that would limit or in any way adversely affect Dealer’s rights under the Agreement or this Confirmation; provided that the parties acknowledge and agree that in no event will Counterparty exercising its rights under this Agreement or this Confirmation be deemed to adversely affect Dealer’s rights under the Agreement or this Confirmation;

Re:

it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Number of Shares plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

Re:

it will not repurchase any Shares if, immediately following such repurchase, the sum of (x) the Number of Shares hereunder and (y) the “Number of Shares” as such term is defined in the Base Confirmation would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

Re:

it is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

Re:

neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; it is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

Re:

it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Re:

no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares;

Re:

as of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

Re:

it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

Re:

it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

Exhibit A-15

Re:

IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

Re:	Additional Covenants of Counterparty.

Re:

Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

Re:

Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with the Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

Re:

Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

Re:

Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

Re:

Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that will not result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18)

Exhibit A-16

or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

Re:

Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

Re:

During any Unwind Period, Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

Re:

Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Physical Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Re:	Additional Provisions.

Re: Dealer acknowledges and agrees that Counterparty’s obligations under the Transaction are not secured by any collateral and that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

Re:	The parties hereto intend for:

1. (i) the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

Exhibit A-17

2. (ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

3. (iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

4. (iv) all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

5. (v) any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

Re:

Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than 1.25 times the Full Number of Shares (as adjusted for stock splits and similar events that are within the control of the Counterparty to prevent) (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction.

Re:

The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Dealer to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

Re:

The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

Re:

Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Dealer at 200 West Street, New York, New York 10282-2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983.

Exhibit A-18

Re: Counterparty acknowledges that:

(i)    during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its commercially reasonable hedge position with respect to the Transaction;

(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with commercially reasonable hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate in its commercially reasonable discretion to hedge its price and market risk with respect to the Forward Price and the Settlement Price, provided, that if the provisions of this Transaction require adjustment to reflect the economic effect on an adjustment event on Dealer’s hedge, such adjustment shall be made as if and to the extent Dealer had a commercially reasonable hedge;

(iv)    any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price, each in a manner that may be adverse to Counterparty; and

(v)    the Transaction is a derivatives transaction; Dealer may purchase or sell Shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the Transaction.

Re:

Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party for the violation of federal or state securities law and which arise out of, are in connection with, or relate to, the performance by Counterparty of its obligations under the Transaction or any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the material breach of any covenant or representation made by Dealer in this Confirmation or any willful misconduct, fraud, gross negligence or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee of Dealer For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

Re:

Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within

Exhibit A-19

the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.9% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”) and (y) [__][13] Shares (such number of Shares, the “Threshold Number of Shares” and such condition, an “Excess NYSE Ownership Position”), or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Article 14 and Article 14.1 of the Virginia Stock Corporation Act and the Texas Business Organizations Code or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.9% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

Re:

Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty; provided, further, that Counterparty may disclose any such information if required by applicable law, regulatory body, or court order.

Re:

Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines in its reasonable opinion based on the advice of counsel that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

[13]	To be 4.9% of the outstanding Shares as of the Trade Date.

Exhibit A-20

Re:

Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Confirmation and all matters arising in connection with the Agreement and this Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

Re:	Set-Off.

(a)     The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 14.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)    Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

Re:    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

2.

Waiver of Trial by Jury. EACH OF COUNTERPARTY AND Dealer HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF Dealer OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

3.

Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

Re:

Counterparts. This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

Exhibit A-21

Re:

Other Forwards. Dealer acknowledges that Counterparty has entered into a substantially identical forward transaction for the Shares on the date hereof (the “Other Additional Forward”) and a substantially identical forward on [__][14], 2018 (the “Other Base Forward” and together with the Other Additional Forward, the “Other Forwards”) with [Bank of America, N.A.][15][Goldman Sachs & Co. LLC][16]. Dealer and Counterparty agree that if Counterparty designates a Relevant Settlement Date with respect to an Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for an Other Forward coincides for any period of time with an Unwind Period for the Transaction or the “Transaction” under the Base Confirmation (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period of the first Exchange Business Day and length of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction or the “Transaction” under the Base Confirmation on every other Exchange Business Day during such Overlap Unwind Period, commencing on the [first][17][second][18] Exchange Business Day of such Overlap Unwind Period.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83]19[Dealer]20.

[14]	Insert date of the relevant base confirmation.
[15]	Insert for GS.
[16]	Insert for BANA.
[17]	Insert for GS.
[18]	Insert for BANA.
[19]	Insert for GS.
[20]	Insert for BANA.

Exhibit A-22

Yours faithfully,

[GOLDMAN SACHS & CO. LLC][BANK OF AMERICA, N.A.]

By:
Name:
Title:

Agreed and accepted by:

ATMOS ENERGY CORPORATION

By:
Name:
Title:

Exhibit A-24

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of a similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)    as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of a similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Exhibit A-25

EXHIBIT B

FORM OF OPINIONS AND LETTER OF GENERAL COUNSEL OF THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 7(i)

1.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

2.    The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.    The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.

4.    The authorized, issued and outstanding capitalization of the Company is as set forth in the most recent Preliminary Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the most recent Preliminary Prospectus and the Prospectus or pursuant to the exercise of options or vesting of share unit awards referred to in the most recent Preliminary Prospectus and the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.    Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company.

7.    The Shares have been duly authorized and, when issued and delivered and paid for as provided in the Underwriting Agreement, will be duly and validly issued and will be fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive or similar rights.

8.    The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (other than financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

9.    To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to have a Material Adverse Effect on the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement and the Forward Sale Agreements or the performance by the Company of its obligations thereunder, or which is required to be described in the most recent Preliminary Prospectus and the Prospectus that is not described as required.

Exhibit B-1

10.    The information in (a) the most recent Preliminary Prospectus and the Prospectus under “Business – Other Regulation” and “Description of Common Stock,” (b) the Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (the “10-K”) under “Item 1. – Business – Ratemaking Activity,” under “Item 1. – Business – Other Regulation” or under “Item 3. – Legal Proceedings” and (c) “Note 11. – Commitments and Contingencies” to the Company’s consolidated financial statements included in the 10-K, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

11.    All descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

12.    To the best of my knowledge, (i) neither the Company nor any subsidiary is in violation of its charter, bylaws or other organizational document and (ii) no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or the Prospectus, except with respect to (ii) above, for such defaults that would not result in a Material Adverse Effect.

13.    There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of the States of Colorado, Kentucky and Virginia authorizing the issuance and sale of the Shares by the Company on the terms set forth or contemplated in the Underwriting Agreement; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act, the Exchange Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement and the Forward Sale Agreements, or for the offering, issuance, sale or delivery of the Shares by the Company pursuant to the Underwriting Agreement and the Forward Sale Agreements.

14.    The execution, delivery and performance of the Underwriting Agreement and the Forward Sale Agreements by the Company and the consummation of the transactions contemplated in the Underwriting Agreement, the Forward Sale Agreements and the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and the Forward Sale Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement,

Exhibit B-2

note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations. I express no opinion in this paragraph regarding federal or state securities laws.

Except for the financial statements and related notes and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, at the time it became effective (which shall have the meaning set forth in Rule 158(c) of the Rules and Regulations) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; or (b)(i) that the Registration Statement, at the time it became effective, contained a untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B-3

EXHIBIT C

FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 7(j)

1.    The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2.    The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Forward Sale Agreements (including, without limitation, issuing the Shares).

3.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.    Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company.

5.    The execution and delivery of the Underwriting Agreement and the Forward Sale Agreements do not, and the consummation of the transactions contemplated by the Underwriting Agreement and the Forward Sale Agreements will not, violate the Articles of Incorporation, the Bylaws or any law or regulation of the Commonwealth of Virginia or any order, judgment or decree of any court, regulatory body, administrative agency or governmental body of the Commonwealth of Virginia applicable to the Company.

6.    The Primary Shares have been duly authorized and reserved for issuance by the Company under the Forward Sale Agreements and, when issued and delivered and paid for as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

7.    The Forward Shares have been duly authorized and reserved for issuance by the Company under the Forward Sale Agreements and, if such Forward Shares were issued and delivered by the Company to the Forward Purchasers on the date hereof pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, such Forward Shares would be validly issued, fully paid and nonassessable, and the issuance thereof would not be subject to any preemptive or similar rights.

Exhibit C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

[●], 2018

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Re:    ATMOS ENERGY CORPORATION – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) withholding of shares by the Company for the purpose of covering tax liabilities arising from or related to the vesting during the Lock-Up Period of

Exhibit D-1

restricted stock units awarded pursuant to the Company’s existing equity compensation plans; or (B) transfers of shares of Common Stock as a bona fide gift or gifts, by will or the laws of intestacy, to family members (including to vehicles of which they are the beneficial owners), or pursuant to domestic relations or court orders; provided that in the case of any transfer or distribution pursuant to clause (B), each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Exhibit D-2

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit D-3

EXHIBIT E

PRICING INFORMATION

Number of Shares offered by the Company: 5,390,836

Number of Shares offered by the Forward Sellers: 1,617,251

Number of Shares that the Underwriters have the Option to Purchase: Up to 1,051,213

Initial Public Offering Price: $92.7500 per share

Purchase Price: $91.7731 per share

Exhibit E-1